UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2006

NBC Capital Corporation

(Exact name of registrant as specified in its charter)

Mississippi	1-5773	64-0684755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

NBC Plaza

301 East Main Street

Starkville, MS 39759

(Address of Principal Executive Offices and Zip Code)

(662) 343-1341

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 3, 2006, NBC Capital Corporation, a Mississippi corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Keefe, Bruyette & Woods, Inc. (“Keefe Bruyette”) and SunTrust Capital Markets, Inc. (“SunTrust”) for themselves, with Keefe Bruyette acting as representative of the underwriters identified on Schedule A thereto (collectively, the “Underwriters”). A copy of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference.

Pursuant to the terms of the Purchase Agreement, the Company agreed to sell to the Underwriters 2,400,000 shares of common stock of the Company, par value $1.00 per share (“Common Stock”), plus an additional 360,000 shares of Common Stock if the Underwriters exercise their 30-day option to cover over-allotments, if any. The shares of Common Stock were offered pursuant to a Registration Statement on Form S-3, and the amendment thereto, filed under the Securities Act of 1933, as amended, including a related prospectus dated May 3, 2006 (Registration No. 333-132682). The shares of Common Stock were offered to the public at a price of $19.50 per share and closed on May 9, 2006. The Underwriters exercised their over-allotment option and purchased the shares from the Company at the same price, which closed on May 12, 2006. A copy of the Company’s press release announcing the closing of the Underwriters’ over-allotment option is attached hereto as Exhibit 99.2.

We have relationships with certain of the Underwriters and some of their respective affiliates. Keefe Bruyette has performed and expects to continue to perform financial advisory and investment banking services for us in the ordinary course of their respective businesses, and may have received, and may continue to receive, compensation for those services. In addition, we expect to pay the underwriter a fee for services rendered in connection with the SunCoast Bancorp., Inc. and Seasons Bancshares, Inc. (“Seasons”) acquisitions.

We also have certain relationships with SunTrust and its affiliates. The commercial relationships that we have with SunTrust and its affiliates include a $30.0 million revolving credit commitment from SunTrust Bank, N.A. (“SunTrust Bank”), secured by 51.0% of the stock of our subsidiary Cadence Bank, N.A. (“Cadence Bank”), which restricts borrowing to $15.0 million for general corporate purposes; however, borrowing is unrestricted up to the $30.0 million limit with respect to use for acquisitions. This credit commitment requires us to pay SunTrust Bank a commitment fee equal to 0.10% per annum on the average daily unborrowed amount. On January 30, 2006, Cadence Bank entered into a $10.0 million interest rate swap with SunTrust Bank, which matures on February 1, 2007 and on April 1, 2006, Cadence Bank entered into an additional $10.0 million interest rate swap which will mature on October 3, 2007. Cadence Bank has also extended a guidance line for letters of credit (of which there are none outstanding) and a guidance line for unsecured swap exposure with SunTrust Bank. SunTrust Bank also serves as our transfer agent. Additionally, SunTrust provided advisory services in connection with our acquisition of Seasons and it will receive a fee from Seasons if the transaction closes.

We also have certain relationships with FTN Midwest Securities Corp. and its affiliates. We, through our subsidiary Cadence Bank, have a correspondent relationship with FTN Financial Group, a division of First Tennessee Bank National Association, which provides back office and compliance services in connection with brokerage services conducted by Cadence Bank.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Purchase Agreement dated May 3, 2006 by and among NBC Capital Corporation, SunTrust Capital Markets, Inc. and Keefe, Bruyette & Woods, Inc. for itself and as representative for the underwriters named in Schedule A thereto.

Exhibit 99.2	Press Release dated May 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBC CAPITAL CORPORATION (Registrant)

Dated: May 12, 2006	By:	/s/ Richard T. Haston
	Name:	Richard T. Haston
	Title:	Executive Vice President; Chief Financial Officer; Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1

Purchase Agreement dated May 3, 2006 by and among NBC Capital Corporation, SunTrust Capital

Markets, Inc. and Keefe, Bruyette & Woods, Inc. for itself and as representative for the underwriters listed in Schedule A thereto.

Exhibit 99.2	Press Release dated May 12, 2006